Exhibit 99.1

Bottomline Technologies Reports First Quarter Results

Strong Growth in Subscription and Transaction Revenue Highlights First Quarter

PORTSMOUTH, N.H. – November 8, 2018 – Bottomline Technologies (NASDAQ:EPAY), a leading provider of financial technology that helps make complex business payments simple, smart and secure, today reported financial results for the first quarter ended September 30, 2018.

Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, were $69.8 million for the first quarter, up 15% as compared to the first quarter of last year. Revenues overall for the first quarter were $102.4 million, up 12% as compared to the first quarter of last year.

GAAP net loss for the first quarter was $0.9 million compared to a GAAP net loss of $4.2 million for the first quarter of last year. GAAP net loss per share was $0.02 in the first quarter compared to GAAP net loss per share of $0.11 in the first quarter of last year.

Adjusted EBITDA for the first quarter was $25.1 million compared to $22.1 million for the first quarter of last year, an increase of 13%. Adjusted EBITDA for the first quarter was 24% of overall revenue, consistent with the first quarter of last year. Adjusted EBITDA is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

Core net income for the first quarter was $13.6 million compared to $11.7 million for the first quarter of last year and core earnings per share was $0.33 for the first quarter compared to $0.30 for the first quarter of last year. Core net income and core earnings per share exclude certain items as discussed in the “Non-GAAP Financial Measures” section that follows.

“The first quarter was another successful quarter for Bottomline,” said Rob Eberle, President and CEO. “The capabilities of our product set, strength of our execution, and value of our business model were evident. We drove over 20% subscription and transaction growth from products traditionally sold in the subscription model and a 15% overall increase in subscription and transaction revenue. We are well positioned in an increasingly active business payments marketplace. Our investments and execution are targeted to drive sustained growth for years to come.”

First Quarter Customer Highlights

•	26 institutions selected Paymode-X, Bottomline’s leading payments platform to automate their payments processes, increase productivity and security, reduce costs and earn cash rebates.

•

TD Bank announced a partnership with Bottomline to offer Paymode-X with Visa Payables Solutions to its U.S. business banking customers. Paymode-X with Visa Payables Solutions delivers many benefits to TD Bank’s corporate and commercial clients, including maximizing accounts payable (AP) payment automation, reducing costs and providing financial returns in the form of rebates.

•	7 organizations, including James River and Kemper, chose Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Companies such as Mirabaud and Interactive Investor selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions.

•	Organizations such as Mercedes-Benz and Motability Operations chose Bottomline’s corporate payment automation solutions to expand their payments capabilities and improve efficiencies.

First Quarter Strategic Corporate Highlights

•

Named “Best in Class” by Aite Group in the latest AIM Evaluation: The Leading Providers of U.S. Cash Management, 2018. Bottomline was noted as “the vendor to beat” based on its understanding of the true needs of the industry, modern user-interface, focus on user experience and incorporation of analytics.

•

Announced the ability to deliver a growing range of Open Banking payment and cash management solutions to both corporates and banks. Bottomline’s newest solution combines the flexibility offered by Open Banking APIs with its existing secure connectivity to enable corporates and financial institutions to have real time visibility of balances and transactions on their bank accounts.

•

Announced expansion of Bottomline’s Secure Payments solution to monitor additional payment types. The solution provides customers with a single interface for detecting and investigating potential fraud in their payments ecosystem. The Secure Payments solution protects payments across a variety of applications, channels, and payment types including: ACH, Wire, Faster Payments, Bacs, FileAct, SEPA, SIC4, SWIFT, ISO 20022, Bill Pay and Check.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share, adjusted EBITDA and adjusted EBITDA as a percent of revenue are all non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquisition related intangible assets, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with certain debt instruments, global enterprise resource planning (ERP) system implementation and other costs, and other non-core or non-recurring gains or losses that may arise from time to time.

Non-core charges associated with our debt instruments consist of amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services and integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global ERP system implementation and other costs relate to direct and incremental costs incurred in connection with our multi-phase implementation of a new, global ERP solution and the related technology infrastructure and costs related to our implementation of the new revenue recognition standard under US GAAP.

Adjusted EBITDA and adjusted EBITDA as a percent of revenue represent our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization and other charges, as noted in the reconciliation that follows.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net loss for the three months ended September 30, 2018 and 2017 is as follows:

	Three Months Ended September 30,
	2018	2017
	(in thousands)
GAAP net loss	$(918)	$(4,241)
Amortization of acquisition-related intangible assets	5,326	5,188
Stock-based compensation plan expense	12,342	8,460
Acquisition and integration-related expenses	883	992
Restructuring expense (benefit)	577	(9)
Global ERP system implementation and other costs	1,581	2,076
Other non-core benefit	(237)	—
Minimum pension liability adjustments	(75)	35
Amortization of debt issuance and debt discount costs	104	3,709
Tax effects on non-GAAP income	(6,007)	(4,542)

Core net income	$13,576	$11,668

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our diluted core earnings per share to our GAAP basic and diluted net loss per share for the three months ended September 30, 2018 and 2017 is as follows:

	Three Months Ended September 30,
	2018	2017
GAAP basic and diluted net loss per share	$(0.02)	$(0.11)

Plus:
Amortization of acquisition-related intangible assets	0.13	0.13
Stock-based compensation plan expense	0.30	0.22
Acquisition and integration-related expenses	0.02	0.03
Restructuring expense (benefit)	0.01	—
Global ERP system implementation and other costs	0.04	0.05
Other non-core benefit	(0.01)	—
Amortization of debt issuance and debt discount costs	—	0.10
Tax effects on non-GAAP income	(0.14)	(0.12)

Diluted core earnings per share	$0.33	$0.30

Non-GAAP Financial Measures (Continued)

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing basic and diluted net loss per share for the three months ended September 30, 2018 and 2017 is as follows:

	Three Months Ended September 30,
	2018	2017
	(in thousands)
Numerator:

Core net income	$13,576	$11,668

Denominator:

Weighted average shares used in computing basic and diluted net loss per share for GAAP	39,689	37,730

Impact of dilutive securities (shares related to conversion feature on convertible senior notes, stock options, warrants, restricted stock awards and employee stock purchase plan) (1)	1,897	581

Weighted average shares used in computing diluted core earnings per share	41,586	38,311

(1)	These securities are dilutive on a GAAP basis in periods where we report GAAP net income. These securities are anti-dilutive on a GAAP basis in periods where we report GAAP net loss.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA

A reconciliation of our adjusted EBITDA to GAAP net loss for the three months ended September 30, 2018 and 2017 is as follows:

	Three Months Ended September 30,
	2018	2017
	(in thousands)
GAAP net loss	$(918)	$(4,241)

Adjustments:
Other expense, net (1)	1,040	4,463
Provision for (benefit from) income taxes	(1,334)	457
Depreciation and amortization	5,640	4,668
Amortization of acquisition-related intangible assets	5,326	5,188
Stock-based compensation plan expense	12,342	8,460
Acquisition and integration-related expenses	883	992
Restructuring expense (benefit)	577	(9)
Minimum pension liability adjustments	(75)	35
Global ERP system implementation and other costs	1,581	2,076

Adjusted EBITDA	$25,062	$22,089

(1)

On July 1, 2018, we adopted an accounting standard update that changes the classification of certain pension related items. Accordingly, pension related benefits of approximately $0.2 million were reclassified from income from operations to other expense, net for the three months ended September 30, 2017 in our consolidated statement of operations. For purposes of the reconciliation of adjusted EBITDA, we have presented pension related adjustments discretely, not as a component of other expense, net.

Adjusted EBITDA as a percent of Revenue

A reconciliation of GAAP net loss as a percent of revenue to adjusted EBITDA as a percent of revenue for the three months ended September 30, 2018 and 2017 is as follows:

	Three Months Ended September 30,
	2018	2017
GAAP net loss as a percent of revenue	(1%)	(5%)

Adjustments:
Other expense, net	1%	5%
Provision for (benefit from) income taxes	(1%)	1%
Depreciation and amortization	5%	5%
Amortization of acquisition-related intangible assets	5%	6%
Stock-based compensation plan expense	12%	9%
Acquisition and integration-related expenses	1%	1%
Restructuring expense (benefit)	1%	0%
Global ERP system implementation and other costs	1%	2%

Adjusted EBITDA as a percent of revenue	24%	24%

About Bottomline Technologies

Bottomline Technologies (Nasdaq: EPAY) helps make complex business payments simple, smart, and secure. Corporations and banks rely on us for state of the art domestic and international payments, efficient cash management, payment processing, bill review, and fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe, and Asia-Pacific. For more information visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and non-GAAP to GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, achieve financial targets, expand margins and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates,” “targeted” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2018 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603.501.6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2018	2017
Revenues:
Subscriptions and transactions	$69,768	$60,714
Software licenses	4,512	2,365
Service and maintenance	27,405	27,342
Other	752	875

Total revenues	102,437	91,296

Cost of revenues:
Subscriptions and transactions	31,669	27,422
Software licenses	231	170
Service and maintenance	12,706	12,300
Other	524	667

Total cost of revenues	45,130	40,559

Gross profit	57,307	50,737

Operating expenses:
Sales and marketing	23,022	19,349
Product development and engineering	16,565	13,864
General and administrative	13,865	11,837
Amortization of acquisition-related intangible assets	5,326	5,188

Total operating expenses	58,778	50,238

Income (loss) from operations	(1,471)	499

Other expense, net	(781)	(4,283)

Loss before income taxes	(2,252)	(3,784)

Benefit from (provision for) income taxes	1,334	(457)

Net loss	$(918)	$(4,241)

Basic and diluted net loss per share:	$(0.02)	$(0.11)

Shares used in computing basic and diluted net loss per share:	39,689	37,730

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	June 30,
	2018	2018
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$86,382	$131,872
Cash held for customers	3,211	2,753
Accounts receivable	67,067	74,305
Other current assets	30,624	19,781

Total current assets	187,284	228,711

Property and equipment, net	28,777	28,895
Goodwill and intangible assets, net	367,728	361,809
Other assets	31,368	16,553

Total assets	$615,157	$635,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,071	$10,251
Accrued expenses and other current liabilities	31,401	34,994
Customer account liabilities	3,211	2,753
Deferred revenue	63,079	75,356

Total current liabilities	107,762	123,354

Borrowings under credit facility	110,000	150,000
Deferred revenue, non-current	17,145	23,371
Deferred income taxes	11,315	8,367
Other liabilities	19,671	19,944

Total liabilities	265,893	325,036

Stockholders’ equity
Common stock	46	45
Additional paid-in-capital	690,925	678,549
Accumulated other comprehensive loss	(31,721)	(30,633)
Treasury stock	(128,216)	(129,914)
Accumulated deficit	(181,770)	(207,115)

Total stockholders’ equity	349,264	310,932

Total liabilities and stockholders’ equity	$615,157	$635,968